Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 2 to Form F-1, of our report dated April 14, 2025, relating to the consolidated financial statements of Green Solar Energy Limited and its subsidiary.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

June 23, 2025